As filed with the Securities and Exchange Commission on November 6, 2014
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MERCURY SYSTEMS, INC.
(Exact Name of Registrant as Specified in its Charter)

Massachusetts	04-2741391
(State of Incorporation)	(I.R.S. Employer Identification Number)
201 Riverneck Road
Chelmsford, Massachusetts 01824
(978) 256-1300
(Address of Principal Executive Offices)

MERCURY SYSTEMS, INC.
Amended and Restated 2005 Stock Incentive Plan
(Full Title of the Plan)

Gerald M. Haines II
Executive Vice President, Chief Financial Officer, and Treasurer
Mercury Systems, Inc.
201 Riverneck Road
Chelmsford, Massachusetts 01824
(978) 256-1300
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

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CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)(2)(3)	Proposed Maximum Offering Price Per Share (4)	Proposed Maximum Aggregate Offering Price (4)	Amount of Registration Fee(4)
Common Stock	3,405,550	$13.65	$46,485,757	$5,401.65

(1)
205,550 shares of the registrant’s common stock listed were part of the shares previously registered by the registrant on Form S-8 (File No. 333-101993 filed on December 19, 2002) in connection with the registrant’s 1997 Stock Option Plan, as amended. Includes an additional 3,200,000 shares of the registrant’s common stock that were not previously registered.

(2)
This registration statement also covers preferred stock purchase rights (the “Rights”) which are presently attached to and trade with the registrant’s common stock. Any value attributable to the Rights is reflected in the market price of the common stock.

(3)
In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of additional shares of common stock to be offered or sold as a result of the anti-dilution provisions of the employee benefit plan described herein, including to prevent dilution resulting from any reorganization, recapitalization, reclassification, stock dividend, stock split, or other similar change.

(4)
Calculated in accordance with Rule 457(c) and (h) under the Securities Act solely for the purpose of determining the amount of the registration fee, based on the average of the high and low prices on the NASDAQ Global Select Market on November 4, 2014.

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EXPLANATORY NOTE
This registration statement is being filed solely for the purpose of registering 3,405,550 additional shares of common stock, par value $0.01 per share (“Common Stock”), of Mercury Systems, Inc. (the “Company”) to be offered to participants under the Company’s Amended and Restated 2005 Stock Incentive Plan (the “2005 Plan”), originally adopted in 2005. The number of shares of Common Stock reserved and available for issuance under the 2005 Plan includes 11,844,628 shares which were previously registered with the Securities and Exchange Commission (the “Commission”) on Form S-8 (File Nos. 333-129929 filed on November 23, 2005, 333-139019 filed on November 30, 2006, 333-149046 filed on February 4, 2008, 333-156364 filed on December 19, 2008, 333-163705 filed on December 14, 2009, 333-172775 filed on March 11, 2011, 333-177771 filed on November 4, 2011, 333-184756 filed on November 5, 2012, and 333-192161 filed on November 7, 2013) (collectively, the “Prior Registration Statement”), plus the number of shares underlying any grants previously made under the Company’s 1997 Stock Option Plan, as amended (the “1997 Plan”) that are forfeited, canceled, or are terminated (other than by exercise) from and after the effective date of the 2005 Plan. An aggregate of 205,550 additional shares have been included in the shares reserved for issuance under the 2005 Plan as a result of the forfeiture, cancellation, or termination (other than by exercise) of grants previously made under the 1997 Plan. This registration statement also covers the registration of 3,200,000 shares of Common Stock added to the 2005 Plan in connection with its amendment and restatement, which was approved by the Company’s shareholders on October 21, 2014.
Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference, except as otherwise noted below.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.
The following documents are incorporated herein by reference:

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(a)	The Company’s annual report on Form 10-K for the fiscal year ended June 30, 2014, as filed with the Commission on August 14, 2014;
(b)	The Company’s quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2013, as filed with the Commission on November 6, 2014;
(c)	The Company’s current reports on Form 8-K filed with the Commission on September 3, 2014 and October 24, 2014;
(d)
Portions of the Registrant’s Proxy Statement on Schedule 14A filed on September 5, 2014 that are incorporated by reference into Part III of the Registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 2014;

(e)
The description of the Company’s Common Stock contained in the Company’s registration statement on Form 8-A dated January 7, 1998, as filed with the Commission pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment thereto or report filed for the purpose of updating such description; and

(f)
The description of the Company’s preferred stock purchase rights contained in the Company’s registration statement on Form 8-A dated December 15, 2005, as filed with the Commission pursuant to Section 12 of the Exchange Act, including any amendment thereto or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.
ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.
The validity of the Common Stock offered under this registration statement will be passed upon for the Company by Bingham McCutchen LLP, Boston, Massachusetts. Bingham McCutchen LLP does not have a substantial interest, direct or indirect, in the Company.

ITEM 8. EXHIBITS.

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Exhibit	Description
4.1	Articles of Organization (incorporated herein by reference to Exhibit 3.1 of the Company’s annual report on Form 10-K for the fiscal year ended June 30, 2009)
4.2	Articles of Amendment (incorporated herein by reference to Exhibit 3.2 of the Company’s annual report on Form 10-K for the fiscal year ended June 30, 2010)
4.3 4.4
Articles of Amendment (incorporated herein by reference to Exhibit 1 of the Company’s registration statement on Form 8-A, as filed with the Commission on December 15, 2005)
Articles of Amendment (incorporated herein by reference to Exhibit 3.1 of the Company’s current report on Form 8-K filed on November 13, 2012)

4.5
By-laws, amended and restated effective May 4, 2011 (incorporated herein by reference to Exhibit 3.2 of the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2011 filed with the Commission on May 5, 2011)

4.6
Shareholder Rights Agreement, dated as of December 14, 2005, between the Company and Computershare Trust Company, N.A. (formerly known as EquiServe Trust Company, N.A.) (incorporated herein by reference to Exhibit 2 of the Company’s registration statement on Form 8-A, as filed with the Commission on December 15, 2005)

4.7
Mercury Systems, Inc. Amended and Restated 2005 Stock Incentive Plan (incorporated herein by reference to Appendix A of the Company’s Definitive Proxy Statement filed with the Commission on September 5, 2014)

5.1*	Opinion of Bingham McCutchen LLP
23.1*	Consent of KPMG LLP
23.2	Consent of Bingham McCutchen LLP (contained in the opinion filed as Exhibit 5.1 to this registration statement)
24.1	Power of Attorney (included in signature page to this registration statement)
*	Filed herewith

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SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the town of Chelmsford, the Commonwealth of Massachusetts on this 6th day of November, 2014.

MERCURY SYSTEMS, INC.

By: _/s/ Gerald M. Haines II______________
Gerald M. Haines II
Executive Vice President, Chief Financial Officer,
and Treasurer
Power of Attorney
KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Mark Aslett and Gerald M. Haines II his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or in his name, place and stead, in any and all capacities to sign any and all amendments or post-effective amendments to this registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

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Signature	Title	Date
/s/ Mark Aslett Mark Aslett	President, Chief Executive Officer, and Director (Principal Executive Officer)	November 6, 2014
/s/ Gerald M. Haines II Gerald M. Haines II	Executive Vice President, Chief Financial Officer, and Treasurer (Principal Financial Officer)	November 6, 2014
/s/ Charles A. Speicher Charles A. Speicher	Vice President, Controller, Chief Accounting Officer, and Assistant Treasurer (Principal Accounting Officer)	November 6, 2014
/s/ Vincent Vitto Vincent Vitto	Chairman of the Board of Directors	November 6, 2014
/s/ James K. Bass James K. Bass	Director	November 6, 2014

/s/ Michael A. Daniels Michael A. Daniels	Director	November 6, 2014
/s/ George K. Muellner George K. Muellner	Director	November 6, 2014
/s/ William K. O’Brien William K. O’Brien	Director	November 6, 2014

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EXHIBIT INDEX

Exhibit	Description
4.1	Articles of Organization (incorporated herein by reference to Exhibit 3.1 of the Company’s annual report on Form 10-K for the fiscal year ended June 30, 2009)
4.2	Articles of Amendment (incorporated herein by reference to Exhibit 3.2 of the Company’s annual report on Form 10-K for the fiscal year ended June 30, 2010)
4.3 4.4
Articles of Amendment (incorporated herein by reference to Exhibit 1 of the Company’s registration statement on Form 8-A, as filed with the Commission on December 15, 2005)
Articles of Amendment (incorporated herein by reference to Exhibit 3.1 of the Company’s current report on Form 8-K filed on November 13, 2012)

4.5
By-laws, amended and restated effective May 4, 2011 (incorporated herein by reference to Exhibit 3.2 of the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2011 filed with the Commission on May 5, 2011)

4.6
Shareholder Rights Agreement, dated as of December 14, 2005, between the Company and Computershare Trust Company, N.A. (formerly known as EquiServe Trust Company, N.A.) (incorporated herein by reference to Exhibit 2 of the Company’s registration statement on Form 8-A, as filed with the Commission on December 15, 2005)

4.7
Mercury Systems, Inc. Amended and Restated 2005 Stock Incentive Plan (incorporated herein by reference to Appendix A of the Company’s Definitive Proxy Statement filed with the Commission on September 5, 2014)

5.1*	Opinion of Bingham McCutchen LLP
23.1*	Consent of KPMG LLP
23.2	Consent of Bingham McCutchen LLP (contained in the opinion filed as Exhibit 5.1 to this registration statement)
24.1	Power of Attorney (included in signature page to this registration statement)
*	Filed herewith

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